Exhibit 99.1

Myovant Provides Corporate Update and Reports Financial Results for Fourth Fiscal Quarter and Full Fiscal Year Ended March 31, 2018
– On track for top-line results from all relugolix Phase 3 clinical studies during 2019
– Ended Fiscal Year 2017 with $200.6 million in cash and committed financings
– Raised approximately $80.1 million in net proceeds from equity offerings in April 2018
BASEL, Switzerland, June 7, 2018 -- Myovant Sciences (NYSE: MYOV), a clinical-stage biopharmaceutical company focused on developing and commercializing innovative therapies for the treatment of women’s health and endocrine diseases, or Myovant, today announced corporate updates and reported financial results for the fourth fiscal quarter and full fiscal year ended March 31, 2018.
“I am proud of the Myovant team and our fiscal 2017 clinical and corporate accomplishments. Our energy continues to be focused on completing patient enrollment for our ongoing global Phase 3 clinical development programs of relugolix for the treatment of heavy menstrual bleeding associated with uterine fibroids, endometriosis-associated pain and advanced prostate cancer,” stated Lynn Seely, M.D., President and Chief Executive Officer of Myovant Sciences. “With our recent capital raise and corporate progress, we believe we are well positioned to execute and advance our corporate mission.”
Fourth Fiscal Quarter 2017 and Recent Business Highlights

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On March 26, 2018, an additional $15.0 million of Myovant’s financing commitments from Hercules Capital, Inc., or Hercules, was funded prior to the March 31, 2018, term commitment termination date, resulting in $40.0 million total principal amount outstanding under the loan and security agreement.

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On April 2, 2018, Myovant entered into a share purchase agreement with Roivant Sciences Ltd., or RSL, Myovant’s majority shareholder, pursuant to which Myovant issued and sold to RSL 1,110,015 common shares at a purchase price of $20.27 per common share in a private placement, or the Private Placement. Myovant received gross proceeds of $22.5 million at the closing of the Private Placement.

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On April 2, 2018, Myovant also entered into a Sales Agreement with Cowen and Company, LLC, to sell common shares having an aggregate offering price of up to $100.0 million through an “at-the-market,” or ATM, equity offering program. In the first quarter of fiscal 2018, Myovant issued and sold 2,767,129 common shares under this program at a weighted-average-price of $21.47 per common share for aggregate net proceeds of approximately $57.6 million, after deducting commissions.

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On April 20, 2018, Myovant announced a partnership with PERIOD, Inc., a youth-led non-profit organization focused on menstrual equity, to elevate the conversation around period health, including an Ask Me About Periods campaign on college campuses around the country.

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On May 30, 2018, Myovant entered into a Commercial Manufacturing and Supply Agreement with Takeda Pharmaceutical Company Ltd., or Takeda, pursuant to which Takeda will manufacture and supply Myovant with relugolix drug substance to support the commercial launch of relugolix, if marketing authorization is granted. Takeda has agreed to assist with the transfer of technology and manufacturing know-how to a second contract manufacturing organization of Myovant.

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In May 2018, following the completion of a Phase 1 study, Myovant initiated a Phase 2a clinical trial in healthy female volunteers to characterize the dose response curve in the controlled ovarian stimulation setting prior to studying MVT-602 in infertile woman seeking pregnancy.

Fourth Fiscal Quarter and Full Fiscal Year 2017 Financial Summary
Research and development (R&D) expenses for the quarter ended March 31, 2018, were $40.1 million compared to $19.0 million for the comparable period in 2017. R&D expenses for the fiscal year ended March 31, 2018, were $116.8 million, compared to $43.5 million for the prior fiscal year. The increase for both the quarter and the year primarily reflects the progress of Myovant’s ongoing five Phase 3 clinical trials of relugolix, which were initiated in 2017, and additional personnel-related expenses as a result of an increased number of R&D employees.
General and administrative (G&A) expenses for the quarter ended March 31, 2018, were $7.3 million, compared to $3.9 million for the comparable period in 2017. G&A expenses for the fiscal year ended March 31, 2018, were $24.2 million, compared to $12.4 million for the prior fiscal year. The increase for both the quarter and the year primarily reflects increases in personnel-related expenses, professional service fees, and other administrative expenses to support Myovant’s headcount growth and expanding operations.
Interest expense for the quarter and year ended March 31, 2018, was $1.1 million and $2.0 million, respectively, while there was no interest expense in the comparable prior year periods. Interest expense for both the quarter and the year consisted of interest expense related to financing agreements with NovaQuest Pharma Opportunities Fund IV L.P., or NovaQuest, and Hercules as well as the associated non-cash amortization of debt discount and issuance costs.

Net loss for the quarter ended March 31, 2018, was $48.3 million, compared to $21.7 million for the comparable period in 2017. Net loss for the fiscal year ended March 31, 2018, was $143.3 million, compared to $83.4 million for the prior fiscal year. On a per common share basis, net loss was $0.81 and $0.37 for the quarters ended March 31, 2018 and 2017, respectively, and $2.41 and $1.70 for the fiscal years ended March 31, 2018 and 2017, respectively. The increase in the net loss and net loss per common share for both the quarter and the year were driven primarily by the increase in costs associated with Myovant’s ongoing Phase 3 clinical trials, which were initiated in 2017, as well as increased personnel-related expenses. The net loss for the prior fiscal year of $83.4 million included $27.5 million of non-cash expense resulting from changes in the fair value of the Takeda warrant liability, which expired on April 30, 2017.
Capital resources: Cash and committed funding totaled $200.6 million at March 31, 2018, consisting of $108.6 million of cash and $92.0 million of remaining financing commitments available from NovaQuest under the NovaQuest Securities Purchase Agreement and the NovaQuest Equity Purchase Agreement. In the first quarter of fiscal year 2018, Myovant further strengthened its balance sheet, raising $22.5 million with the completion of the Private Placement of 1,110,015 common shares to RSL and raising net proceeds of approximately $57.6 million, after deducting commissions, from the issuance and sale of 2,767,129 common shares pursuant to its ATM program. Approximately $40.6 million of capacity remains available under the ATM program.
About Relugolix
Relugolix is an oral, once-daily, small molecule that acts as a gonadotropin-releasing hormone, or GnRH, receptor antagonist that has been evaluated in over 1,600 study participants in Phase 1, Phase 2 and Phase 3 clinical trials. In these trials, relugolix has been shown to be generally well tolerated and to suppress estrogen and progesterone levels in women and testosterone levels in men. Common side effects observed were consistent with suppression of these hormones. In the ongoing Phase 3 SPIRIT clinical trials in women with endometriosis-associated pain and the ongoing Phase 3 LIBERTY clinical trials in women with heavy menstrual bleeding associated with uterine fibroids, relugolix is undergoing evaluation with and without low-dose hormonal add-back therapy, the addition of which is expected to decrease potential relugolix side effects such as bone mineral density loss and hot flashes. The ongoing Phase 3 HERO study is evaluating relugolix alone in men with advanced prostate cancer.

About Myovant Sciences
Myovant Sciences is a clinical-stage biopharmaceutical company focused on developing and commercializing innovative therapies for the treatment of women’s health and endocrine diseases. Myovant’s goal is to be the leading global biopharmaceutical company focused on treating women’s health and endocrine diseases in areas of high unmet medical need. Myovant’s lead product candidate is relugolix, an oral, once-daily, small molecule that acts as a GnRH receptor antagonist. Myovant has initiated three clinical programs for relugolix consisting of five international Phase 3 clinical trials, two in women with heavy menstrual bleeding associated with uterine fibroids (LIBERTY 1 and 2), two in women with endometriosis-associated pain (SPIRIT 1 and 2), and one in men with advanced prostate cancer (HERO). Myovant is also developing MVT-602, a kisspeptin agonist, for the treatment of female infertility as part of assisted reproduction. Takeda Pharmaceuticals International AG has granted Myovant an exclusive, worldwide license to develop and commercialize relugolix (excluding Japan and certain other Asian countries where Takeda retains exclusive rights) and an exclusive license to develop and commercialize MVT-602 in all countries worldwide. Over time, Myovant intends to expand its development pipeline to include other potential treatments for women’s health and endocrine diseases. For more information, please visit Myovant’s website at www.myovant.com.
Forward-Looking Statements
This press-release contains forward-looking statements, including without limitation, statements related to: Myovant’s focus on developing and commercializing innovative therapies for the treatment of women’s health and endocrine diseases; Dr. Seely’s quotes regarding patient enrollment for Myovant’s ongoing global Phase 3 clinical development programs of relugolix for the treatment of heavy menstrual bleeding associated with uterine fibroids, endometriosis-associated pain and advanced prostate cancer; and the remaining available financing commitments. Forward-looking statements can be identified by the words “anticipate,” “believe,” “can,” “continue,” “could,” “estimate,” “expect,” “intend,” “likely,” “may,” “might,” “objective,” “ongoing,” “plan,” “potential,” “predict,” “project,” “should,” “to be,” “will,” “would,” or the negative or plural of these words or other similar expressions or variations, although not all forward-looking statements contain these identifying words. Myovant cannot assure you that the events and circumstances reflected in the forward-looking statements will be achieved or occur and actual results could differ materially from those expressed or implied by these forward-looking statements. The forward-looking statements appearing in a number of places throughout this press release, include, but are not limited to, statements regarding Myovant’s intentions, beliefs, projections, outlook, analyses or current expectations concerning, among other things: the success and anticipated timing of Myovant’s clinical trials for relugolix and MVT-602; the anticipated start dates, durations and completion dates of its ongoing and future nonclinical studies and clinical trials; the anticipated designs of its future clinical trials; anticipated future regulatory submissions and the timing of, and its ability to, obtain and maintain regulatory approvals for relugolix, MVT-602 and any future product candidates; its plans to commercialize relugolix, if approved; its ability to launch commercial sales of any approved products, whether alone or in collaboration with others; the rate and degree of market acceptance and clinical utility of any approved product candidate; its ability to initiate and continue relationships with third-party manufacturers; its ability to quickly and efficiently identify and develop product candidates; its ability to hire and retain its key scientific or management personnel; its ability to obtain, maintain and enforce intellectual property rights for its product candidates; the anticipated receipt of the remaining funding available to Myovant under the NovaQuest Securities Purchase Agreement and the NovaQuest Equity Purchase Agreement; its estimates regarding its results of operations, financial condition, liquidity, capital requirements, access to capital, prospects, growth and strategies; developments and projections relating to its competitors or its industry; and the success of competing drugs that are or may become available. Such forward-looking statements are subject to a number of risks, uncertainties, assumptions and other factors known and unknown that could cause actual results and the timing of certain events to differ materially from future results expressed or implied by the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those identified herein, and those discussed in the section titled “Risk Factors” set forth in Part I, Item 1A of Myovant’s Quarterly Report on Form 10-Q filed with the United States Securities and Exchange Commission, or the SEC, on February 13, 2018, and in Myovant’s future filings with the SEC including without limitation, Myovant’s Annual Report on Form 10-K expected to be filed with the SEC on or about June 7, 2018, and other filings that Myovant makes with the SEC from time to time. These risks are not exhaustive. New risk factors emerge from time to time and it is not possible for its management to predict all risk factors, nor can Myovant assess the impact of all factors on its business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. In addition, statements that “we believe,” “Myovant believes,” and similar statements reflect its beliefs and opinions on the relevant subject. These statements are based upon information available to Myovant as of the date of this press release, and while Myovant believes such information forms a reasonable basis for such statements, such information may be limited or incomplete, and its statements should not be read to indicate that it has conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements. Except as required by law, Myovant undertakes no obligation to update any forward-looking statements to reflect events or circumstances after the date of such statements.

MYOVANT SCIENCES LTD.
Condensed Consolidated Statements of Operations
(Unaudited, in thousands, except share and per share data)

	Three Months Ended March 31,		Years Ended March 31,
	2018	2017	2018	2017

Operating expenses:
Research and development (1)	$40,079	$19,016	$116,832	$43,500
General and administrative (1)	7,268	3,930	24,231	12,357
Total operating expenses	47,347	22,946	141,063	55,857

Changes in the fair value of the Takeda warrant liability	—	(1,297)	—	27,518
Interest expense	1,142	—	2,046	—
Other expense (income)	158	139	(67)	139
Loss before income taxes	(48,647)	(21,788)	(143,042)	(83,514)
Income tax (benefit) expense	(394)	(114)	213	(74)
Net loss	$(48,253)	$(21,674)	$(143,255)	$(83,440)

Net loss per common share — basic and diluted	$(0.81)	$(0.37)	$(2.41)	$(1.70)

Weighted average common shares outstanding — basic and diluted	59,748,711	59,132,476	59,520,747	49,184,668

(1) Includes the following share-based compensation expenses:

Research and development	$1,094	$1,044	$3,674	$3,893
General and administrative	$2,246	$892	$7,909	$4,824

MYOVANT SCIENCES LTD.
Condensed Consolidated Balance Sheets
(Unaudited, in thousands)

	March 31, 2018	March 31, 2017
Assets
Current assets:
Cash	$108,624	$180,838
Prepaid expenses and other current assets	5,139	3,221
Income tax receivable	1,000	105
Total current assets	114,763	184,164

Deferred tax assets	—	208
Furniture and equipment, net	1,273	906
Other assets	3,065	—
Total assets	$119,101	$185,278

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$4,578	$3,329
Interest payable	282	—
Accrued expenses	30,265	11,978
Due to Roivant Sciences Ltd., Roivant Sciences, Inc. and Roivant Sciences GmbH	1,960	3,030
Total current liabilities	37,085	18,337

Takeda warrant liability	—	52
Deferred rent	408	113
Deferred interest payable	255	—
Long-term debt	43,624	—
Total liabilities	81,372	18,502

Total shareholders’ equity	37,729	166,776
Total liabilities and shareholders’ equity	$119,101	$185,278

Investor Contact:
Frank Karbe
Chief Financial Officer
Myovant Sciences
investors@myovant.com

SOURCE: Myovant Sciences